United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 2022

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 16, 2022, Eric Ingvaldson accepted an offer of employment to become the Chief Financial Officer of Pineapple Energy Inc. (the "Company"), effective on October 10, 2022. Mr. Ingvaldson will replace the Company's current Interim Chief Financial Officer, Kristin Hlavka, who will continue her role as the Company's Corporate Controller and principal accounting officer. Ms. Hlavka's annual base salary rate will return to $185,000, the amount prior to her appointment as Interim Chief Financial Officer.

Mr. Ingvaldson, age 41, currently serves as the Chief Financial Officer and Chief Operating Officer of Kradle, a pet products company, a position he has held since April 2020. Prior to that, Mr. Ingvaldson served as the Chief Financial Officer and Chief Operating Officer of Hemisphere Companies, a private equity fund, from January 2018 to April 2020. Previously, he held various roles with C.H. Robinson Worldwide, including Director, International Finance, Manager, Corporate Finance and Manager, Corporate Development, beginning in June 2007. Prior to June 2007, Mr. Ingvaldson was an auditor for Deloitte & Touche.

In connection with his service as Chief Financial Officer, Mr. Ingvaldson will (i) receive an annual base salary of $250,000, (ii) be eligible for a 40% of base salary cash discretionary annual bonus, and (iii) be granted restricted stock units with a value of $195,000 that vest over three years. A copy of Mr. Ingvaldson's offer letter is filed herewith as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Director and Executive Officer Compensation Matters

On September 16, 2022, the Compensation Committee of the Board of Directors (the "Board") of the Company approved performance metrics for the 2022 annual cash incentive program for the Company's employees, including executive officers. The metrics consist of the 2022 EBITDA of the Company's Hawaii Energy Connection business and an acquisition-related metric, which are weighted equally at 50% each. The Compensation Committee established a target cash performance bonus percentage for each of the participants, which is 50% of annual base salary for Mr. Udseth, the Company's Chief Executive Officer, and 30% of annual base salary for Ms. Hlavka. Participants have the ability to earn between 50% of target for achieving threshold performance and 150% of target for achieving maximum performance for the EBITDA metric.

On September 16, 2022, the Board approved the following annual compensation to be payable to non-employee directors of the Board, to be payable on a quarterly basis on the first day, or as soon as practicable after the first day, of each quarter:

•	$30,000 cash retainer for all non-employee directors;
•	$7,500 additional cash retainer to each chair of a committee of the Board;
•	$5,000 additional cash retainer for service on each committee of the Board, excluding the chair of such committee; and
•	$15,000 additional cash retainer to the chair of the Board.

In addition, the Board approved an annual grant to each non-employee director of restricted stock units with a value equal to $36,000.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2022, the Company issued a press release disclosing Mr. Ingvaldson's appointment. The full text of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are being filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Offer Letter, dated September 16, 2022, by and between Pineapple Energy, Inc. and Eric Ingvaldson
99.1	Press Release, dated September 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: September 22, 2022